STOCK PURCHASE AGREEMENT


        STOCK PURCHASE AGREEMENT, dated as of July 30, 1999, between VICON INDUSTRIES, INC., a New York corporation whose address is 89 Arkay Drive, Hauppauge, New York 11788 ("Purchaser") and ISAAC GERSHONI, whose address is 97 Taylor Drive, Closter, New Jersey 07624 ("Seller").

               The parties agree as follows:

               1. Purchase and Sale of Stock Based upon the representations, warranties, and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, at the Closing Date, as defined in
Section 3, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of the issued and outstanding shares of TeleSite U.S.A., Inc. ("TeleSite"), free and clear of all claims, liens and encumbrances.

               The shares to be sold, transferred and delivered to Purchaser are referred to as the "TeleSite Stock." TeleSite and Q.S.R. Ltd., an Israeli corporation ("QSR"), are referred to as the "Acquired Companies."

               2. Purchase Price and Method of Payments. The purchase price to be paid by Purchaser to Seller for the TeleSite Stock shall be $2,000,000 payable and adjusted as follows:

                      (a) At the Closing, Purchaser will pay $1,000,000 to Seller, by certified check, or by wire transfer to a bank account in New York designated by Seller at least 3 days prior to the Closing.

                      (b) At the Closing, Purchaser will pay $1,000,000, in escrow, pursuant to an escrow agreement as provided in Section 3B(c), to the escrow agent specified therein.

                      (c) Purchaser will also pay to Seller an amount equal to 30% of the Sales Increase for each of the Measuring Periods.

                      (d) For purposes of Section 2(c):

                             (i)   Sales Increase for any Measuring Period shall
mean the amount by which Consolidated Sales of the Acquired Companies in any Measuring Period exceeds Consolidated Sales of the Acquired Companies in the immediately proceeding 12 month period.




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                             (ii) Consolidated Sales shall be the sum of:

                                    (a)     Sales of the Acquired Companies
(exclusive of all intercompany sales, and exclusive of sales to Purchaser); and

                                    (b)     the amount obtained by multiplying
Purchaser's unit sales of the Acquired Companies' products by 85% of the Purchaser's best published dealer price for such products (currently Dealer VIP level).

                             (iii) The Measuring  Periods shall be each of three
successive 12 month periods.

                             (iv) The first Measuring  Period shall start on the
first day of the calendar quarter that begins nearest the date that is six months after the Closing Date.

                             (v)  Payments in respect of any Measuring Period
shall be made within 90 days after the end of such period.

                             (vi) Seller has no obligation to pay Purchaser if
the Sales Increase is a negative amount.

               3.     The Closing.

                      A. The Closing shall be held on the date hereof immediately following the execution hereof at the offices of Purchaser's attorneys, Schoeman, Updike & Kaufman, LLP, 60 East 42nd Street, New York, New York 10165, or at such other time and place as may be fixed by mutual written agreement of Purchaser and Seller. The date and event of closing are respectively referred to in this Agreement as the "Closing Date" and "Closing."

                      B.     At the Closing:

                      (a)    Seller shall deliver to Purchaser:

                             (i)    the stock certificates for all of the
outstanding stock of TeleSite duly endorsed for transfer to Purchaser and with all requisite stock transfer stamps attached;

                             (ii)   written resignations, effective as of the
Closing, of all directors of the Acquired Companies;



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                             (iii) employment agreements in the form attached as
Exhibit 3B(a)(iii) executed by Seller and Yigal Abiri, respectively;

                             (iv)   the certificates, opinions and other matters
required by Section 6.

                      (b) Purchaser shall deliver to Seller:

                             (i)    option grant letter to be issued pursuant to
Purchaser's 1999 Non-Qualified Stock Option Plan for Seller to purchase 10,000 shares of Purchaser's Common Stock at fair market value on the Closing Date; and

                             (ii) the wire transfer or check required by Section
2(a);

                             (iii) the employment agreement in the form attached
as Exhibit 3(b)(iii) executed by Purchaser; and

                             (iv) the other matters required by Section 7.

                      (c) Purchaser and Seller shall deliver to each other an Escrow Agreement (the "Escrow Agreement") in the form of Exhibit 3B(c) executed by them and by the Escrow Agent named therein (the "Escrow Agent") and Purchaser shall deliver the payment required by Section 2(b) to the Escrow Agent.

               4. Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement, Seller makes the representations and warranties set forth below in subparagraphs (a) through (ee). Each of such representations and warranties shall be deemed to be independently material and relied upon by Purchaser, regardless of any investigation made by, or information known to, Purchaser. Except as specifically indicated, none of such representations and warranties is conditioned on or limited by Seller's knowledge or reason to know, or the its lack of knowledge of reason to know, as to the fact so represented and warranted.



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                      (a)    Corporate Existence and Qualification.  TeleSite is
a corporation  duly organized  validly  existing and in good standing under the laws of the State of New Jersey. QSR is a corporation duly organized, validly existing and in good standing under the laws of Israel. Each of the Acquired Companies has all requisite power and authority and all material governmental licenses, authorizations, consents and approvals required to own its properties and to conduct its business as presently conducted and as presently proposed to be conducted. Each of the Acquired Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or
the  nature  of  its  activities  makes  such  qualification  necessary,   which
jurisdictions are listed on Exhibit 4(a) to, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), business, assets, results of operation or prospects (a "Material Adverse Effect"). Seller has delivered to the Purchaser true, correct and complete copies of the Certificate of Incorporation and the Bylaws of each of the Acquired Companies.

                      (b) Capitalization. Except as disclosed in Exhibit 4b(i):

                             (i)    the authorized capital stock of TeleSite
consists solely of 2,500 shares of common stock, no par value, all of which are issued and outstanding, all of which are owned by Seller, free and clear of all claims, liens and encumbrances.

                             (ii)  As of the  Closing,  the  authorized  capital
stock of QSR shall consist solely of 27,000 Ordinary and 100 Management Shares, par value NIS1 per share, of which 10 Management Shares and 251 Ordinary Shares shall be issued and outstanding and 100% of which oustanding shares shall be owned by TeleSite free and clear of all claims, liens and encumbrances (except for 1 Ordinary Share owned by Yigal Abiri free and clear of all claims, liens and encumbrances).

                             (iii) TeleSite has not (and as of the Closing,  QSR
will not have) issued any securities except as set forth above. All outstanding shares of TeleSite have been, and, as of the Closing, all outstanding shares of QSR will be, duly authorized and validly issued and fully paid and nonassessable and none was or will be issued in violation of any U.S., Israeli or state securities law or any other legal requirement. As of the Closing Date, there will be no outstanding subscriptions, rights, options, warrants, conversion rights, agreements or other claims for the purchase or acquisition of any shares of stock of any of the Acquired Companies or any other securities or obligating any of the Acquired Companies to issue, repurchase or otherwise acquire any shares of stock or any other securities or any securities convertible into, exercisable or exchangeable for, or otherwise entitling the holder to acquire any shares of stock or any other securities of any of the Acquired Companies, except as disclosed on Exhibit 4b(iii).

                      (c) Right to Transfer. Seller has good and valid legal title to the TeleSite Stock and full beneficial ownership thereof and full legal right and power to transfer and deliver to Purchaser the TeleSite Stock in the manner provided in this Agreement, and upon delivery of the TeleSite Stock against payment therefor at the Closing pursuant to the terms of this Agreement, Purchaser will receive good and valid legal title thereto and full beneficial ownership thereof, free and clear of all claims, liens or encumbrances.


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                      (d)    No Violation.  The execution and delivery of this
Agreement by Seller and the consummation of the transactions contemplated hereby will not violate any provision of law, order or regulation of any governmental authority, or the corporate charter or by-laws of any of the Acquired Companies or constitute a default under any judgment, order or decree of any court of governmental agency or instrumentality, or conflict or constitute a breach or a default under any agreement to which any of the Acquired Companies is a party or by which it is bound.

                      (e) Financial Information. Attached as Exhibit 4(e) are unaudited balance sheets and statements of income, as of and for the fiscal year ended December 31, 1998 and the six month period ended June 30, 1999 for TeleSite, and audited balance sheets and statements of loss as of and for the fiscal years ended December 31, 1998 and 1997, and an unaudited balance sheet and income statement for the six month period ended June 30, 1999 for QSR (collectively, the "Financial Statements"). The Financial Statements:

                             (1)  Have been prepared in accordance with the
respective books of account and records of the Acquired Companies.

                             (2)  Fairly  present  and are  true,  complete  and
correct statements of financial condition and the results of operations of the respective Acquired Companies, as the case may be, as of and for the periods therein specified.

                             (3) Have been prepared in accordance with generally
accepted accounting principles ("GAAP") consistently applied.

                             (4) Do not  include or omit to state any fact which
renders them misleading.

                             (5) Make full and adequate disclosure of
obligations and liabilities (fixed or contingent, known or unknown) of the respective Acquired Companies.

                      (f)    Title to Assets, Real Property.   Each of the
Acquired Companies owns and has good and marketable title to all of its assets, in each case, free and clear of liens, claims or restrictions, except as shown in Exhibit 4(f). Neither of the Acquired Companies owns any real property.



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                      (g)  Agreements, Contracts, etc. Exhibit 4(g) lists all
agreements, leases, contracts, commitments and obligations relating to or affecting the assets or business of any of the Acquired Companies and Seller has delivered a true copy of each such document to Purchaser. All such agreements, leases, contracts, commitments and obligations are legally valid and binding and are in full force and effect and there are no defaults or breaches thereunder, and Seller is aware of any notice of default relating thereto.

                      (i)  Notes, Loans, etc.    Exhibit 4(i) lists all notes,
loans or revolving credit agreements, indentures, mortgages, deeds of trust, security agreements, guaranty agreements, repurchase agreements, sale and lease back agreements, installment purchases, capital leases, informal banking arrangements and any other documents relating to long-term or short-term indebtedness of each of the Acquired Companies, and Seller has delivered a true copy of each such document to Purchaser. All such documents are legally valid and binding and are in full force and effect and there are no defaults or breaches thereunder, and Seller is aware of any notice of default relating thereto.

                      (j)  Condition of Assets.   All assets of each of the
Acquired Companies conform in all material respects with all applicable building, zoning, environmental health and safety rules and other governmental rules and regulations. All assets of each of the Acquired Companies including all their components and parts, are ready for operation, and taking into account their ages, are in normal operating condition and good order and repair. There are no conditions or events, except for normal wear and tear and the age of the assets of any of the Acquired Companies, which would prevent the continued normal operation thereof, or would otherwise materially and adversely affect the operation and/or use of the same as currently used.

                      (k) Patent and Trade Rights. QSR owns free and clear of all claims, liens, encumbrances and restrictions the intellectual property described on Exhibit 4(k). Each of the Acquired Companies owns or has adequate licenses or other rights to all intangible property which are necessary to conduct its business as presently conducted. To the best of Seller's knowledge, no product manufactured or sold by any manufacturing process employed by any of the Acquired Companies conflicts with or infringes upon any United States or Israeli or other foreign patent of others. No claim, suit or action is pending, or to Seller's knowledge and belief threatened, alleging that any of the Acquired Companies is infringing upon the asserted and tangible rights of others, or that the use of any intangible companies infringes or conflicts with the asserted rights of others.

                      (l) Liabilities; Receivables. The liabilities of each of the Acquired Companies as of December 31, 1998 are set forth on Exhibit 4(l). The accounts receivable of each of the Acquired Companies as of December 31, 1998 and as of June 30, 1999 are stated in accordance with GAAP. All of the accounts receivable arose from bona fide sales transactions, and no portion of such account is subject to counterclaim or offset or is otherwise in dispute. All of such accounts receivable are good and collectible in full in the ordinary course of business.


                      (m) Inventories. The inventories of each of the Acquired Companies reflected on the Financial Statements are accurately valued in accordance with GAAP consistently applied. The Inventories, in the aggregate, of the Acquired Companies are usable and salable in the ordinary course of business and contain no slow-moving or obsolete items. No inventories have been consigned to others.

                      (n)    Contracts.     Exhibit 4(n) describes all contract
rights to which any of the Acquired Companies is a party or to which it is bound and which arose out of, or relate to, assets or liabilities of any of the Acquired Companies, which extend beyond the Closing Date. True and correct copies of all such documents evidencing the contract rights have been delivered by Seller to Purchaser.

                      (o) Litigation. Except as disclosed in Exhibit 4(o), there are no actions, suits, proceedings or investigations pending or threatened against Seller or any of the Acquired Companies at law or in equity, or before any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which involves a demand for any judgment or liability, affecting any of the TeleSite Stock or the transactions contemplated by this Agreement. None of the Acquired Companies is in default with respect to any order, writ, injunction, or decree of any court or federal, state, or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, and that there are no such orders, decrees, injunctions or regulations issued specifically against Seller which may affect, limit or control the method or manner of use of the TeleSite Stock or the assets of any of the Acquired Companies, or any transactions contemplated by this Agreement.

                      (p) Compliance with Law. Each of the Acquired Companies has complied with all applicable laws, orders and regulations of any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction, including but not limited, to laws, orders, and regulations thereof relating to antitrust, wage, hours, collective bargaining, environmental protection, employee safety, or legislation pertaining to illegal bribes or kickbacks. To the knowledge of Seller, no director, officer or employee of any of the Acquired Companies has engaged in any act which has violated any local rules, regulations or laws relating to foreign exchange, customs and excise and corporate income tax, and there has been no misappropriation, fraud, embezzlement or misuse in any way of company assets or monies by any director, officer or employee of the Acquired Companies.


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                      (q)  Payment of Taxes. Each of the Acquired Companies have timely filed all required declarations, returns and reports with foreign, federal, state and local taxing authorities, and all taxes, interest and penalties required to be paid pursuant to those returns have been or are being paid when due. The income tax returns of TeleSite have never been audited by the Internal Revenue Service. There is no tax audit or examination now pending or threatened with respect to the Acquired Companies.

                      (r)  No Adverse Changes.   Since June 30, 1999, there has
been no material adverse change in the condition, financial or otherwise, of any of the Acquired Companies other than changes (not in the aggregate adverse) occurring in the ordinary course of business.

                      (s) Warranties and Product Liability Seller has previously delivered to Purchaser copies of all outstanding standard product warranties and guaranties given by any of the Acquired Companies now in effect with respect to products manufactured or sold by any of the Acquired Companies. Except as fully described in Exhibit 4(o), there are no pending claims or actions against any of the Acquired Companies for breach of warranty or based upon product liability (whether based on tort or contract principles) and, to the best of Seller's knowledge, no such claims or actions are threatened. Seller knows of no defects in craftsmanship, design or engineering with respect to any product now or heretofore sold or manufactured by any of the Acquired Companies which may constitute the basis for any such claim against any of the Acquired Companies or Purchaser.

                      (t) Contingent and Undisclosed Liabilities. None of the Acquired Companies has any debts, obligations or liabilities in excess of $1,000, fixed or contingent, of any nature whatsoever, not disclosed in the Exhibits to this Agreement. Seller knows of no basis for any assertion of any material claim against Seller or Purchaser for any material liability relating to the TeleSite Stock, or against any of the Acquired Companies with respect to its assets, except those disclosed in the Exhibits to this Agreement.



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                      (u)  Performance  of  Contracts.  Except as  disclosed  in
Exhibit 4(u), (i) none of the Acquired Companies is in material default, nor has it breached any material provision of, any contract, agreement, lease, obligation or license or permit with regard to all agreements to which it is a party or by which it is bound; (ii) each of the Acquired Companies has fully performed each material term, condition and covenant of each such contract, agreement, lease, obligation, license or permit required to be performed on or prior to the date thereof; (iii) Seller knows of no state of facts which, with the giving of notice or the passing of time, or both, would give rise to any material default or revocation; and (iv) none of the Acquired Companies is subject to any penalty, discount or liquidated damages due to the delayed delivery of products, goods or services, nor has it received any notice that any of the customer relations are in jeopardy because of such late deliveries or otherwise.

                      (v) Events Subsequent to December 31, 1998 Except as disclosed in Exhibit 4(v), none of the Acquired Companies has, since December 31, 1998:

                             (1)  Incurred Liabilities.  Incurred any obligation
or liability (absolute, contingent, accrued or otherwise) or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the ordinary course of business;

                             (2)  Discharged Debt.  Discharged or satisfied any
lien or encumbrance, or paid or satisfied any obligation or liability (absolute, contingent, accrued or otherwise) other than liabilities incurred since the date thereof in the ordinary course of business;

                             (3)  Encumbrances.  Mortgaged, pledged or subjected
to any lien, charge, security interest or other encumbrance any of its assets;

                             (4)  Disposition of Assets.  Sold or transferred
any of its assets or canceled any debts or claims or waived any rights, except in the ordinary course of business;

                             (5) Sale of Business. Entered into any contract for
the sale of its TeleSite Stock, or any part thereof, or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than negotiations with respect to this Agreement);

                             (6)  Accounting Procedure. Changed or modified the
accounting methods or practices; or

                             (7)  Capital Expenditure.    Purchased or made a
commitment for the purchase of capital assets.



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                      (w)    Customer Relations.    Seller knows of no state of
facts, nor have any communications been made to it, which would indicate that (i) any current customer of any of the Acquired Companies which accounted for more than 5% of each entity's sales for the most recent fiscal year ending or (ii) any current supplier of any of the Acquired Companies (if such supplier could not be replaced at comparable cost), will terminate its business relations with any of the Acquired Companies.

                      (x)    Brokerage.     Seller has not made any commitments
for a brokerage finders or similar fee in connection with the transactions contemplated by this Agreement.

                      (y) Books and Records. The books of account of each of the Acquired Companies are complete and correct in all material respects and reflect all of the transactions entered into by or on behalf of such Acquired Company, to which it is a party, or by which it is affected.

                      (z) Binding effect. The Agreement and all related documents has been duly executed, made and delivered by Seller and constitute a legal, valid and binding obligation of Seller enforceable against him in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

                      (aa) Employee Relations. Exhibit 4(aa) sets forth a list of all of the officers, employees and agents of each of the Acquired Companies and, for each individual, indicates his or her position, salary or wage rate and respective fringe benefits and any other remuneration paid or payable. Except as disclosed on Exhibit 4(aa):

                             (1)   There is not now in existence or pending, nor
has there been within the last three years, any grievance, arbitration, administrative hearing, claim of unfair labor practice, wrongful discharge, employment discrimination or sexual harassment or other employment dispute of any nature pending or, to the best of Seller's knowledge, threatened against any of the Acquired Companies.

                             (2)    Each of the Acquired Companies is, and
during all applicable  limitation periods have been, in material compliance with all applicable laws, executive orders and regulations respecting employment, and employment practice, terms and conditions of employment, occupational safety, wages and hours and there is no existing but unassented claim for violation of any such laws, executive orders or regulations nor, to the best of Seller's knowledge, is there any factual basis upon which such a claim could be asserted.

                             (3)    None of the Acquired Companies has any
collective bargaining agreements or is a party to any written or oral, express or implied, other contract, agreement or arrangement with any labor union or any other similar arrangement that is not terminable at will by the employer without cost, liability or penalty.


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                             (4) None of the  Acquired  Companies  is a party to
any written or oral contract, agreement or arrangement with any of its present or former directors, officers, employees or agents with respect to length, duration or conditions of employment (or the termination thereof), salaries, bonuses, percentage compensation, deferred compensation or any other form of remuneration, or with respect to any matter not disclosed on Exhibit 4(aa)(4).

                             (5)  There is no  pending  claim or, to the best of
Seller 's knowledge, threatened or existing but unasserted claim, against any of the Acquired Companies for violation of any contract, agreement or arrangement described in Exhibit 4(aa)(5), nor to the best of Seller's knowledge, is there any factual basis upon which such a claim could be asserted.

                             (6)    The consummation of the transactions
contemplated by this Agreement will not result in any severance or other employee compensation or benefit obligation coming due and Seller has no reason to believe that such consummation will result in the termination of any employee of the Acquired Companies.

                      (bb)   Employee Benefit Plans.

                             (1)    Exhibit 4(bb) sets forth a description of
employee benefit plans, employee welfare benefit plans and multi-employer plans, all incentive compensation plans, benefit plans for retired employees and all other employee benefit plans maintained by each of the Acquired Companies or to which any entity has made payments or contributions on behalf of employees, including, without limitation, all plans or contracts providing for bonuses, pensions, profit-sharing, stock options, stock purchase rights, deferred compensation, insurance and retirement benefits of any nature, whether formal or informal, and whether legally binding or not (each such plan is referred to individually as a "Plan", collectively as the Plans").

                             (2) To the best of Seller's  knowledge,  and except
for any multi-employer plans, all Plans are, and during all applicable limitation periods have been, in material compliance with all applicable governmental regulations and, in the case of TeleSite, all retirement or pension Plans and welfare benefit plans are qualified plans under the Internal Revenue Code and each Plan is in material compliance with the applicable provisions of the Internal Revenue Code.

                             (3) There  has been no  transaction  in  connection
with which any of the Acquired Companies or any of its directors, agents, officers, or employees could be a subject to either a civil penalty or a tax.



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                             (4) To the best of Seller's knowledge, there are no
payments that have become due from any Plan, the trusts created thereunder, or from any of the Acquired Companies which have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto.

                             (5) Each of the  Acquired  Companies  has made full
and timely payment of all required and discretionary contributions to the Plans, and no unfunded liability exists with respect to any Plan.

                             (6) None of the Acquired Companies nor any of their
respective directors, officers, employees or agents have any outstanding liabilities of any nature in any way relating to the Plans.

                             (7) None of the Acquired Companies is a party to or
otherwise subject to any express or implied agreement or plan to provide health coverage or other benefits to retired or current employees except as set forth in Exhibit 4(cc).

                             (8) None of the Acquired Companies is a party to or
otherwise subject to any express or implied agreement or plan to provide any employee benefits, wages, deferral compensation or any other form of benefit or enumeration beyond the date of Closing.

                             (9) With  respect to all of its  employees,  former
employees,  and qualified beneficiaries as of the Closing Date, each of the
Acquired   Companies  has  or  will  comply  with  all  applicable  health  care continuation requirements.

                      (cc) Environmental Matters.Except as disclosed on Exhibit 4(cc):

                             (1)   No hazardous substances have been or are
currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any premises any of the Acquired Companies has occupied (the "Premises") (whether or not in reportable quantities) by any of the Acquired Companies or its agents or invites, or in any manner introduced onto the Premises by any of the Acquired Companies or its agents or invites, including without limitation, the septic, sewage or other waste disposal systems except in accordance with all applicable laws relating to the environment.

                             (2)    Seller has no knowledge of any threat of
release of any hazardous substances on, under or from the property of any of the Acquired Companies.

                             (3) None of the Acquired Companies has received any
notice from the United States Environmental Protection Agency or any other domestic or foreign authority claiming that (i) any of its property or any use thereof violates any of the environmental laws, (ii) none of the Acquired Companies or of any of its employees or agents have violated any such laws.

                      (dd)  Insurance.   Exhibit 4(dd) lists all policies of
liability,   property  damage,   fire,   workers'   compensation/employer's
liability, title or other forms of insurance owned or carried by each of the Acquired Companies (the "Policies") and insurance agents or brokers providing such insurance coverage. None of the Acquired Companies has received notice from any insurance carrier regarding the possible cancellation of or premium increase with respect to the Policies. None of the Acquired Companies has any claim pending or anticipated against any of the insurance carriers under any of the Policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

                      (ee) Representations and Warranties True and Correct. The representations and warranties contained herein, and all statements or information disclosed by any of the Exhibits, do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statement herein or therein, in light of the circumstances under which they are made, not misleading.

               5. Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement, Purchaser makes the representations and warranties set forth below in subparagraphs (a) through (e). Each of such representations and warranties shall be deemed to be independently material and relied upon by Seller, regardless of any investigation made by, or information known to, Seller. Except as specifically indicated, each of such representations and warranties is conditioned on or limited by Purchaser's knowledge or reason to know, or its lack of knowledge or reason to know, as to the fact so represented and warranted.

                      (a) Organization. Purchaser is a corporation validly existing and in good standing under the laws of the State of New York.

                      (b)  Authorization.  The  execution  and  delivery of this
Agreement  and  the  transactions   contemplated   hereby  have  been  duly
authorized by the Board of Directors of Purchaser and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement and the purchase hereby will have been taken.

                      (c) No Violation. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, will not violate any law, order or regulation of any governmental authority, or corporate charter or bylaws of Purchaser or constitute a default under any judgment, order or decree of any court or governmental agency or instrumentality, or conflict with or constitute a breach or default under any agreement to which Purchaser is a party or by which it is bound.

                      (d) Brokerage. Purchaser has not made any commitment for a brokerage, finders or similar fees in connection with the transactions contemplated by this Agreement.

                      (e) Binding Effect. This Agreement, and all related documents have been duly executed, made and delivered by Purchaser, as appropriate, and constitute a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

                      (f)  Representations and Warranties True and Correct.
The representations and warranties contained herein do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

               6. Conditions of Purchaser's Obligation to Close. The obligations of Purchaser under this Agreement are subject to the following conditions having been met, or waived in writing by Purchaser, at or prior to the Closing Date:

                      (a) Representations and Warranties. The representations and warranties made by Seller in Section 4 shall be true and correct in all material respects on and as of the Closing Date, and Seller shall has delivered to Purchaser a certificate to that effect executed by Seller.

                      (b) Approvals and Consents. All necessary approvals and consents with respect to the transactions contemplated hereby, the absence of which would have a material and adverse effect on Purchaser's rights under this Agreement, or which would result in the forfeiture or breach of any material rights acquired by the Purchaser pursuant to the provision of any material contract or agreement assumed by and hereunder. Such approvals shall include, without limitation, all required approvals by the office of the Chief Scientist of Israel to the transfer of control to TeleSite and to Purchaser of the intellectual property described in Exhibit 4(k).

                      (c) Delivery of Instruments of Conveyance of the TeleSite Stock. Seller shall has delivered to Purchaser, satisfactory to Purchaser in form and substance, conveyancing documents to transfer title to the TeleSite Stock to Purchaser.

                      (d) No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                      (e) No Adverse Change. There shall have been no change or development related to the TeleSite Stock or the results of operations or in the condition, financial or otherwise, of any of the Acquired Companies, which has had or may reasonably be expected to have a material adverse effect on their condition.

                      (f) Opinions of Counsel. Purchaser shall have received (i) an opinion of Seller's counsel, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel substantially in the form of
Exhibit 6(f)(i) and (ii) an Opinion of Purchaser's counsel substantially in the form of Exhibit 6(f)(ii).

                      (g) Abiri Employment Agreement. Yigal Abiri and QSR shall have executed and delivered an employment agreement substantially in the form of Exhibit 6(g) and such Agreement shall be in full force and effect.

                      (h) Escrow Agreement. The Escrow Agent named in the Escrow Agreement shall have executed and delivered the Escrow Agreement.

                      (i) QSR Shares Abiri and Video Cam, Ltd. shall have excued and delivered the Representations as to QSR in the form attached as
Exhibit 6(i). Abiri shall have transferred his 1 Ordinary Share of QSR Stock to such person as Purchaser shall designate at or prior to the Closing, free and clear of all claims, liens and encumbrances.

                      (j) Conversion of Shareholder Loans. All shareholder loans to any of the Acquired Companies shall have been converted to contributions to capital and Seller and Yigal Abiri shall have delivered a Purchaser a certificate dated the Closing Date, to that effect.

               7. Conditions to Seller's Obligation to Close. The obligations of Seller under this Agreement are subject to the following conditions having been met, or waived in writing by Seller, at or prior to the Closing Date:

                      (a) Representations and Warranties. The representations and warranties made by Purchaser in Section 5 shall be true and correct in all material respects on and as of the Closing Date.

                      (b) Payment of Purchase Price. Purchaser shall have delivered to Seller the purchase price payable at Closing as required by Sections 2(a) and (b).

                      (c) No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                      (d) Opinion of Counsel. Seller shall have received an opinion of Purchaser's counsel, dated the Closing Date, satisfactory in form and substance to Seller and its counsel substantially in the form of Exhibit (d).

                      (e)    Escrow Agreement.   The Escrow Agent named in the
Escrow Agreement shall have executed and delivered the Escrow Agreement.

               8.     Survival of Representations and Indemnification.

                      (a) Survival of Representations. All representations, warranties and covenants of Seller (the "Representations") shall survive the execution and delivery of this Agreement, the Closing Date and any investigation or audit made by Purchaser, and shall expire upon the third anniversary of the Closing Date.

                      (b)    Indemnification

                             (i)  Indemnification by Seller.   Seller agrees
promptly to indemnify, defend and hold harmless Purchaser from and against any and all assessments, judgments, debts, obligations, liabilities, losses, costs, damages or expenses (including interest, penalties and reasonable out-of-pocket fees, expenses and disbursements in connection with any claim, action, suit or proceeding) (collectively, "Damages") suffered, paid or incurred by Purchaser or any of the Acquired Companies resulting from or caused by or arising out of any one or more of the following:

                                    A.      any breach of the representations
and warranties made by Seller to Purchaser in this Agreement or any certificate delivered hereunder;

                                    B.      any failure by Seller to perform any
of his covenants or agreements contained in this Agreement;

                                    C.      any claim, contingent or otherwise,
that was in existence on December 30, 1998, whether or not then payable, that was not recorded in the books and records of TeleSite or QSR and was not reflected in the Financial Statements;

                                    D.      any claim under the Royalty
Agreement referred to in Exhibit 4(t) in excess of $474,000 minus the amount paid thereunder to the State of Israel since December 31, 1998 to the Date of Closing.

                                    E.      Any claim of Electronics Line, Ltd.,
including   without   limitation  any  claim  by  such  company  under  the
Cooperation Agreement dated February 5, 1997;

                                    F.      Any claim of any shareholders or
secured or unsecured creditors, or of part or present employees (other than for severance pay to the aggregate extent described in Section 8(b)(ii)(C)), of TeleSite, Ltd.;

                                    G.      Any claim of Doron Parianta, as
Receiver or as Permanent Manager of TeleSite, Ltd.'s assets, or any other entity (including without limitation any governmental official) appointed or authorized by any court, government or government agency to collect or administer any assets of TeleSite, Ltd.;

                                    H.      Any permanent income tax deduction
disallowance for any period prior to December 31, 1998; or

                                    I.      Any claim arising out of any
transfer to TeleSite of shares of QSR.

                             (ii) Limitation on Indemnification by Seller.
Notwithstanding any other provision of this Agreement, Seller shall not be liable under Section 8(b) for:

                                    A.      Any liabilities included in the
Financial Statements of the Acquired Companies as of December 31, 1998 and June 30, 1999.

                                    B.      Any good faith liability of any of
the Acquired Companies incurred in the normal course of its business between June 30, 1999 and the Closing Date provided that Seller shall not have breached away representations and warranties, in Section 4 (r) ;

                                    C.      Any liabilities to former employees
of TeleSite, Ltd. for severance pay based on the length of their employment with TeleSite, Ltd. up to an aggregate maximum of $40,000; or

                                    D.      Liabilities of any of the Acquired
Companies not included in paragraphs A, B C or D, up to an aggregate maximum of $50,000.

               In no event will Seller be liable under Section 8 for any Damages in excess of total of the purchase price under Sections 2(b) and (c) and the compensation earned, if any, under section 3D of the Employment Agreement between Purchaser and Seller.

                             (iii)  Indemnification by Purchaser     Purchaser
agrees to indemnify and hold harmless Seller from and against any and all Damages suffered, paid or incurred by Seller resulting from or caused by or arising out of:

                                    A.      any breach of the representations
and warranties made by Purchaser in this Agreement or any certificate delivered hereunder; or

                                    B.      any failure by the Purchaser to
perform any covenant or agreement contained in this Agreement.

                             (iii)  Indemnity Procedure for Third Party Claims.

                                    A.      Promptly after receipt by a party
seeking indemnification hereunder (an "Indemnified Party) of notice (a "Third Party Claim Notice") of any claim, or of the commencement by any third party of any action, suit or proceeding, which might result in the other party hereto (the "Indemnifying Party") becoming obligated to indemnify or make any other payment to the Indemnified Party under this Agreement, the Indemnified Party shall notify the Indemnifying Party forthwith in writing of the commencement thereof or of the claim. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except and only to the extent that the Indemnifying Party is prejudiced thereby.

                                    B.      The Indemnifying Party shall have
the right, within thirty (30) days after being so notified, to assume the defense of such claim, litigation or proceeding with counsel reasonably satisfactory to the Indemnified Party in good faith and at the Indemnifying Party's own expense.

                                    C.      Unless and until the Indemnifying
Party shall assume such defense pursuant to the foregoing sentence, the Indemnified Party shall have the right to conduct and control the defense of such claim, litigation or proceeding (including the settlement thereof) without the Indemnifying Party's consent and, without limiting any other indemnification obligation, shall be entitled to payment from the Indemnifying Party of all reasonable costs of such defense (including attorneys' fees and expenses).

                                    D.      In any such claim, litigation or
proceeding the defense of which the Indemnifying Party shall have so assumed, the Indemnified Party shall have the right to participate therein and retain its or his own counsel at its or his own expense, unless

                                            (a)    the Indemnifying Party and
the Indemnified Party shall have mutually agreed to the retention of the same counsel, or

                                            (b)    the named parties to any such
litigation or proceeding (including impleaded parties) include both the Indemnifying Party and the Indemnified Party, and representation of such parties by the same counsel would be inappropriate due to actual or potential differing interests between them in which case, such separate counsel may be retained by the Indemnified Party at the expense of the Indemnifying Party.

                                    E.      The Indemnifying Party may elect to
settle any claim, action or proceeding defended by it or him without the written consent of the Indemnified Party provided that such settlement is limited to payment of monetary damages which are payable in full by the Indemnifying Party and the Indemnified Party is fully discharged at the time of the settlement from any liability with respect to the claim, action or proceeding. The Indemnifying Party may not enter into any settlement that is not limited to payment of monetary damages without the Indemnified Party's prior written consent which will not be unreasonably withheld.

                                    F.      Seller and Purchaser covenant to use
all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this section.

               9. Offset. In the event that seller is liable to Purchases pursuant to Section 8 or Purchaser receives a Third Party Claim Notice, Purchaser may (but shall not be obligated to) offset all or a portion of such liability or potential liability against any other payment owing to Seller under Sections 2(b) and (c) of this Agreement and section 3D of the Employment Agreement between Purchaser and Seller.

               10. Purchaser's Covenants. After the Closing, Purchaser shall lend to TeleSite the sum of $750,000 in accordance with a future business plan reasonably satisfactory to Purchaser.

               11. Further Assurances. Purchaser and Seller agree that, from time to time after Closing, and upon request, they shall execute, acknowledge, and deliver such other instruments as reasonably may be required to more effectively transfer and vest in Purchaser the TeleSite Stock or to otherwise carry out the terms and conditions of this Agreement.

               12. Expenses. Each party will pay all of his or its own expenses in connection with the negotiation of this Agreement, the performance of his or its obligations hereunder and the consummation of the transactions contemplated hereby.

               13. Amendment and Waiver. This Agreement may be amended only in writing signed by the parties hereto. Any provision of this Agreement may be waived by the party entitled to the benefit thereof only in a writing executed by the party against whom such waiver is sought to be enforced. No waiver shall be deemed a waiver of any other provision of this Agreement, and no waiver of a breach hereunder shall be deemed a waiver of any other or subsequent breach of this Agreement.

               14. Notice. All notices, demands and other communications to be given or delivered hereunder shall be in writing and will be deemed to have been given if personally delivered or sent by overnight courier (in each such case delivery will be effective upon receipt) to the addresses indicated below or to such other addresses as the parties may specify or notice as herein provided:


               If to Purchaser, to:

               Vicon Industries, Inc.
               89 Array Drive
               Hauppauge, New York 11788

               Attention: The President


                      with a copy to:

               Schoeman, Updike & Kaufman, LLP
               60 East 42nd Street
               New York, New York 10165

               Attention: Michael E. Schoeman, Esq.


               If to Gershoni to:

               Mr. Isaac Gershoni
               97 Taylor Drive
               Closter, New Jersey 07624


               with a copy to:

               Mark Eliott Gold, Esq.
               19 Phelps Avenue
               Tenafly, New Jersey 07670


               15. Survival of Representations, Warranties and Covenants. Each of the representation and warranties of the parties that are set forth in this Agreement or in any certificate delivered hereunder shall survive the Closing Date until the third anniversary of the Closing Date (the "Expiration Date"). Delivery to one party to the other of notice of a breach of any representation or warranty, specifying the breach in reasonable detail, and making a formal claim with respect thereto, on or prior to the Expiration Date, or the expiration of the applicable statute of limitations, as the case may be, shall be deemed to preserve such party's claim. Those covenants contained in this Agreement that contemplate or may involve actions to be taken or obligations in effect after the Closing Date shall survive the Closing Date until the expiration of the applicable statute of limitations.

               16. Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors. Seller may not assign his rights or delegate his duties hereunder without the prior written consent of the Purchaser, which consent may be granted, withheld or conditioned in the sole and absolute discretion of the Purchaser. Purchaser may assign all it part of its rights under this Agreement, including, without limitation, the right to purchase the TeleSite Stock, to a wholly owned subsidiary of Purchaser.

               17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement.

               18. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement and all provisions of this Agreement will be enforced and construed as if no captions had been used in this Agreement.

               19. Counterparts. This Agreement may be executed in one or more counterparts, each of which need not contain signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other party to this Agreement.

               20. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to its choice of law provisions. Each party agrees that service of notice or process in any legal action or proceeding with respect to this Agreement or any transaction related hereto may be made on such party by delivery of such process by certified mail, return receipt requested, to such party at its address for notice pursuant Section 14 of this Agreement with the same effect as if such process were personally served on such party within the State of New York. Each of the parties hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, but not limited to, any objection to the laying of venue or based on the ground of forum non conveniens, with it or he may now or hereafter have to the bringing of any proceeding in respect of this Agreement or any transaction related hereto. Nothing contained herein shall affect the right of any party hereto serve process in any other manner permitted by law.

               21. Remedies. All rights, remedies or powers hereby conferred shall, to the extent no prohibited by law, be deemed cumulative and not exclusive or any other thereof, or of any other rights, remedies or powers available. No single or partial exercise of any right, remedy or power by a party shall preclude further exercise thereof. No delay or omission to exercise any right, power or remedy accruing to a party upon the occurrence of any breach of any warranty, covenant or agreement contained in this Agreement shall impair any such right, power or remedy or be construed to be a waiver of any such breach or any acquiescence therein or to any similar breach thereafter occurring.

               22. Arbitration. Any controversy between the parties, arising out, in relation to, or in connection with, this Agreement shall be resolved exclusively by binding arbitration in New York City conducted in accordance with the then existing commercial arbitration rules of the American Arbitration Association. The award in such arbitration shall be in writing and shall include separate finding facts and conclusions of law. Judgment upon the award may be entered in any court having jurisdiction thereof and for that purpose the parties consent to the jurisdiction of all state and federal courts located in the City of New York.

               23. Public Announcements. No public announcement concerning the transactions contemplated hereby may be made by either party without the consent of the other except as may be required by law or the rules of any applicable securities exchange.

               24. Entire Agreement. This Agreement (including the Exhibits, documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof. No party shall be entitled to rely upon any representation or warranty of the other except to the extent such representation or warranty is included in this Agreement or any Exhibit hereto or document or instrument delivered hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on their behalf as of the date first above written.


                                            VICON INDUSTRIES, INC.

                                            By:
                                                   President



                                                   Isaac Gershoni

                  Third Party Representations, Warranties and Indemnification

     To induce Vicon Industries, Inc. ("Purchaser") to enter into the foregoing Agreement, and in consideration thereof, each of the undersigned, jointly and severally, agrees as follows:

               (a) each of the undersigned represents and warrants to Purchaser that the representations and warranties set forth in section 4 of the foregoing Agreement, each of which shall be deemed to be independently material and relied upon by Purchaser, regardless of any investigation made by, or information known to, Purchaser, are true and correct on the date of such Agreement and will be true and correct as of the Closing thereunder, and

               (b) each of the undersigned indemnifies Purchaser against all Damages as defined in section 8(b) thereof to the same extent as if each of the undersigned were separately defined as Seller in such section




                                                   Yigal Abiri



                                                   Yaakov Drori